EXHIBIT 99.1

NEWS RELEASE

For Immediate Release	Contact: Howard Kaminsky, Chief Financial Officer
(818) 949-5300 ext. 5728

SPORT CHALET REPORTS FINANCIAL RESULTS
FOR FISCAL 2011 SECOND QUARTER, SIX MONTHS

--Company further enhances operating efficiencies--
--Achieves $131,000 operating income for quarter--

Los Angeles, California – (November 10, 2010) – Sport Chalet, Inc. (Nasdaq: SPCHA, SPCHB) today announced financial results for its second fiscal quarter and six months ended September 26, 2010.

Second Quarter Results

Sales totaled $88.8 million for the second quarter of fiscal 2011, approximately the same as that of the prior year period, reflecting improvements in the Company’s Team Sales and ECommerce divisions, partially offset by a 1.9% decrease in comparable store sales.

Gross profit as a percent of sales increased slightly to 28.2% from 28.0% for the second quarter of last year, primarily due to lower rent expense from successful negotiations with landlords, partially offset by an increase in markdowns from promotional activity.  Selling, general and administrative expenses (SG&A) as a percent of sales increased to 25.2% from 24.8% in the same period last year, primarily reflecting an increase in labor for store payroll and training to support the Company’s initiative on having the best trained experts in merchandise and specialty services.  Depreciation declined as a percent of sales to 2.9% from 3.7%, primarily due to impairment charges incurred in the previous two fiscal years, as well as lower capital expenditures with no new store openings or remodels.

The Company’s net loss for the quarter ended September 26, 2010 was reduced by $694,000 to $518,000, or $0.04 per share, from a net loss of $1.2 million, or $0.09 per share, for the quarter ended September 27, 2009.

Craig Levra, Chairman and CEO, said, “Results for the second quarter demonstrated the benefits of the initiatives implemented throughout the Company over recent periods and enabled us to reduce our net loss and achieve positive operating income. We continue to strengthen the Company’s liquidity by managing expenses and focusing on our inventory position, which, in turn, will further improve operating efficiencies.  Our recently signed, new credit facility with Bank of America represented a vote of confidence in the Company’s future by one of the nation’s leading financial institutions and provides us with tremendous flexibility to support our strategic initiatives and to further enhance our vendor relationships.

“Our entire team remains focused on actions that will continue to improve our business, support our strategy for the long term and help us navigate through the current challenging economic environment,” Levra added.

Six-Month Results

For the six months ended September 26, 2010, sales rose to $168.5 million from $168.2 million for the first half of the prior fiscal year.  The slight increase is attributable primarily to improvements in the Team Sales and ECommerce divisions, partially offset by a 1.5% decrease in comparable store sales. Continued macroeconomic weakness in the Company’s markets provided no catalyst for a sales increase despite the Company’s promotional events and initiatives to improve sales.

Gross profit as a percent of sales increased to 28.2% from 27.2% for the first six months of last year.  SG&A as a percent of sales increased to 25.8% from 25.0% a year ago.  Depreciation as a percent of sales declined to 3.1% from 4.0%.

The Company’s net loss for the six months ended September 26, 2010 was reduced by $1.7 million to $2.5 million, or $0.17 per share, from a net loss of $4.2 million, or $0.30 per share, for the six months ended September 27, 2009.

Liquidity

As a result of the Company’s focus on improving inventory productivity, inventory decreased $3.6 million in the 26 weeks ended September 26, 2010 from the higher than planned inventory levels at the end of fiscal 2010.  As previously reported, Sport Chalet signed a new four-year $65 million credit agreement with Bank of America in October 2010, replacing its previous credit facility.  The new credit facility allows the Company to borrow on more favorable terms and conditions with an increase in availability, a reduction in interest rates, revised financial covenants and an extended expiration date to October 2014.

About Sport Chalet, Inc.

Sport Chalet, founded in 1959 by Norbert Olberz, is a leading, full service specialty retailer with 55 stores in California, Nevada, Arizona and Utah; Sport Chalet online at sportchalet.com; and a Team Sales division.  The Company offers more than 50 services for the serious sports enthusiast, including backpacking, canyoneering and kayaking instruction, car rack installation, snowboard and ski rental and repair, SCUBA training and certification, SCUBA boat charters, team sales, racquet stringing, and bicycle tune-up and repair at each of its store locations.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including, but not limited to, the ability to strengthen the Company’s liquidity, manage expenses and inventory position, improve operating efficiencies, and navigate through the current challenging environment, involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the negative effect of the economic downturn on the Company’s sales, limitations on borrowing under the Company’s bank credit facility, the Company’s ability to reduce an adequate amount of operating expenses and control costs, the competitive environment in the sporting goods industry in general and in the Company’s specific market areas, inflation, the challenge of maintaining its competitive position, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

Sport Chalet, Inc.

Consolidated Statements of Operations

	13 weeks ended		26 weeks ended
	September 26, 2010	September 27, 2009	September 26, 2010	September 27, 2009
	(in thousands, except per share amounts)
Net sales	$88,763	$88,811	$168,450	$168,214
Cost of goods sold, buying and
occupancy costs	63,755	63,980	120,902	122,393
Gross profit	25,008	24,831	47,548	45,821

Selling, general and
administrative expenses	22,328	22,066	43,480	42,003
Depreciation and amortization	2,549	3,274	5,188	6,730
Income (loss) from operations	131	(509)	(1,120)	(2,912)

Interest expense	649	703	1,341	1,284
Net loss	$(518)	$(1,212)	$(2,461)	$(4,196)

Loss per share:
Basic and diluted	$(0.04)	$(0.09)	$(0.17)	$(0.30)

Weighted average number of
common shares outstanding:
Basic and diluted	14,189	14,123	14,188	14,123

 Sport Chalet, Inc.

Consolidated Balance Sheets

	September 26,	March 28,
	2010	2010
	(Unaudited)
Assets	(in thousands, except share amounts)
Current assets:
Cash and cash equivalents	$1,929	$2,906
Accounts receivable, net	4,549	2,403
Merchandise inventories	93,708	97,280
Prepaid expenses and other current assets	1,437	1,235
Income tax receivable	3	12
Total current assets	101,626	103,836

Fixed assets, net	29,989	34,873
Total assets	$131,615	$138,709

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$27,071	$24,998
Loan payable to bank	40,548	45,290
Salaries and wages payable	4,078	3,972
Other accrued expenses	13,608	15,909
Total current liabilities	85,305	90,169

Deferred rent	23,839	24,056
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – none	-	-
Class A Common Stock, $.01 par value:
Authorized shares - 46,000,000
Issued and outstanding shares – 12,413,490 at
September 26, 2010 and 12,412,490 at March 28, 2010	124	124
Class B Common Stock, $.01 par value:
Authorized shares - 2,000,000
Issued and outstanding shares – 1,775,821 at
September 26, 2010 and 1,770,821 at March 28, 2010	18	18
Additional paid-in capital	35,578	35,130
Accumulated deficit	(13,249)	(10,788)
Total stockholders’ equity	22,471	24,484
Total liabilities and stockholders’ equity	$131,615	$138,709

Sport Chalet, Inc.

Consolidated Statements of Cash Flows

	26 weeks ended
	September 26, 2010	September 27, 2009
	(in thousands)
Operating activities
Net loss	$(2,461)	$(4,196)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	5,189	6,730
Share-based compensation	436	194
Changes in operating assets and liabilities:
Accounts receivable	(2,146)	(2,814)
Merchandise inventories	3,572	(5,539)
Prepaid expenses and other current assets	(202)	985
Income tax receivable	9	1,001
Accounts payable	2,073	(1,377)
Salaries and wages payable	106	19
Other accrued expenses	(2,301)	(4,143)
Deferred rent	(217)	(274)
Net cash provided by (used in) operating activities	4,058	(9,414)

Investing activities
Purchase of fixed assets	(305)	(361)
Net cash used in investing activities	(305)	(361)

Financing activities
Proceeds from bank borrowing	173,748	188,794
Repayments of bank borrowing	(178,490)	(178,810)
Proceeds from exercise of stock options	12	-
Net cash (used in) provided by financing activities	(4,730)	9,984

(Decrease) increase in cash and cash equivalents	(977)	209
Cash and cash equivalents at beginning of period	2,906	290
Cash and cash equivalents at end of period	$1,929	$499

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$1,272	$1,291